Multiband

Institutional Presentation
May 2006

Safe Harbor Statement

During the course of this presentation, we may make projections or other forward looking statements regarding future events or the future financial performance of Multiband. Such statements are only predictions and actual events or results may differ materially. We refer you to Multiband's filings with the SEC, specifically reports on Form 10-K and 10-Q. These documents identify important risk factors that could cause actual results to differ materially from our projections or forward looking statements.

Who we are…

Multiband

- Symbol: MBND, on NASDAQ exchange
- Headquarters: Minneapolis
- Market Capitalization: $38 M (5/09/2006)
- 2004 Revenue: $11M
- 2005 Revenue $ 16.5M
- Website: www.multibandusa.com

Multiband

Who we are – Management Team



Jim Mandel
CEO
(18 Years of Industry Experience)
Steven Bell
CFO
(25 Years of Industry Experience)
David Ekman
CIO
(25 Years of Industry Experience)
Kent Whitney
COO
(25 Years of Industry Experience)

Strategic Focus / Vision

"We intend to be the largest specialized communications entity for Multiple Dwelling Units in the country."

Multiband

What We Do… "Putting the Strategic Focus to work"

- Specialized communications provider for MDU's
- Obtains 10-year "rights of entry" into multi-dwelling units (MDUs) for exclusive and semi-exclusive marketing purposes
- Design, Engineering, Implementation and Maintenance
- Deliver the "triple play" – video, voice and data or what we call 'Watch.Talk.Surf'
- Proprietary customer service & billing platform

…in essence: the last foot of a "22,000-mile extension cord"


DIRECTV



Without Multiband, the satellite content providers can't make the final connection with the MDU resident

Penetrating the Multi-Dwelling-Unit Market Opportunity

- MDU Market: 25M units (1/3 of total U.S. housing base) with 300K units built per year

- $60B market potential for voice, video and data (VVD) services

- Low penetration for DirecTV and high-speed Internet into MDU market compared with franchised cable penetration into single-family homes

Where we're located…


Fargo ND
Minneapolis MN
Rochester MN
Chicago IL
New York NY
San Francisco CA
Denver CO
St. Louis MO
Los Angeles CA
Dallas TX
Tampa FL
Office Locations
Satellite Subcontractor Locations

Multiband

Transforming Developments Over Last 24 Months

- Sold Legacy VAR business in Q1 2005 to become a "Pure Play" subscriber business
- Now focused exclusively on Multi-Dwelling Unit (MDU) subscriber sector
- Took advantage of distressed values to expand aggressively through acquisitions
- Acquisition of Minnesota Digital Universe, added coveted DirecTV Master System Operator contract
- Renewed and Extended DirecTV Agreement
- Commitment to DirecTV video with voice and data additions creating DBS triple play

Who we serve...

- Over 100,000 subscribers located in 48 states
  - 75,000 DirecTV satellite video customers
  - 40,000 directly owned voice, video and/or data subscribers
- Master System Operator (MSO) for 850 System Operators
- Rights of Entry covering hundreds of thousands of units

How we serve them…
State-of-the-Art Data Center

- State-of-the-Art facility for data and call center
- Embedded backhaul leased fiber with major carriers
- Proprietary billing system scalable to millions of subscribers
- Diesel generator backup
- Redundant fiber backup
- Data hosting





Building a Growth Strategy on Unique Competitive Advantages

1. DirecTV strategic partnership
2. Partnerships with property owners
3. Favorable regulatory treatment
4. Ability to leverage technology leadership

Multiband

Competitive Advantage #1: Long-term, renewed DirecTV deal

- Leverage superior DirecTV technologies in video
- Multiband focus on data, voice, and security
- Emphasis on digital and bulk applications
- Combined effort creates triple play in the DBS arena

Competitive Advantage #1: DirecTV (con't)

- Standardizing SO Base by creating operating parameters, common back office, bundled offerings, and consistent presentation through marketing, uniforms, and national representation (training through Multiband University)

- Continued migration to back office support and application for all system operators

- New SO agreements will mandate the above

Bundled Offering Comparative Multiband/Powered by DirecTV (3 TV's)

Service	Basic Cable Co.	Cable Co Digital	MB/DTV Basic	MB Package Disc.	Net MB/DTV
Video	$47.50	$60.00	$42.00	($0)	$42.00
Access	$0	$0	$6.95	($0)	$6.95
STB (3)	$0	$9.90	$9.90	($0)	$9.90
HSD	$0	$44.95	$29.95	($13.85)	$16.10
Voice	$0	$25.99	$24.95	($9.95)	$15.00
TOTALS	$47.50	$140.84	$113.75	$23.80	$89.95

Competitive Advantage #2: Long-term property relationships

- Obtain 10-year rights of entry for exclusive or semi-exclusive provision of voice, video and data
- Multiband retains ownership of subscriber
- Landlords participate in revenue streams, increasing their sales incentives
- New bundled approach will drive penetration levels (DTV video, MB voice/data)

Competitive Advantage #3: Favorable Regulatory Treatment

- Unregulated by Public Utility Commissions, no tariffs
- Partnership with MDU landlords means state regulations don't apply as they do to phone, cable and power companies
- Unregulated process allows Private Cable Operators greater price flexibility

Competitive Advantage #4: Technology Leverage

- Developed and deployed a proprietary software system for billing, customer service, equipment integration, property management, etc
- Not tied to a single technology platform or any legacy systems

Accelerating Subscriber Growth



140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
Q-4 '03
Q-1 '04
Q-2 '04
Q-3 '04
Q-4 '04
Q-1 '05
Q-2 '05
(E) Q-3 '05
(E) Q-4 '05

Owned & Managed Subscriptions

Call Center & Billing Controls…

Multiband Enterprise Manager (MBeM)

- Custom designed software developed in-house using SQL Server and Microsoft .Net platform
- Billing and customer service applications
- Geared for national support of subscribers
- Integration capabilities with third party vendors

Multiband

Key Strategies – how we'll continue to grow…

- Leverage the DirecTV long-term relationship to proliferate wholesale distribution strategy
- Deliver more services into existing footprint
  - "Up-sell" voice, data and back-office services
- Emphasis on customer service and efficiencies
- GPS enabled National Dispatch
- National Branding and Marketing

DIRECTV.

Multiband

Innovative Marketing…


Multiband
watch.talk.surf
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Key Initiatives…(cont'd)

- Ultra High Speed Internet deployment
  - Marina Del Rey, California deployment currently being launched
  - GoMoorhead Project

    35,000 resident city with wireless internet. Multiband handles all aspects

Industry Trends

- DirecTV/Hicks joint venture announced
- Bundled billing drives record cable subscriptions
- Verizon pushes IPTV applications
- AT&T touts fiber initiative

Multiband

watch.talk.surf

Multiband Corporation

www.multibandusa.com

Phone number (763) 504-3000

Contact - Jim Mandel, CEO